Exhibit 16.1

DE JOYA GRIFFITH

Certified Public Accountants and Consultants

August 10, 2015

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: EZJR, Inc.

We have read the statements that we understand EZJR, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith, LLC

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052

Phone: (702) 563-1600 Fax: 920-8049